Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2018

Clarksville, Indiana — January 29, 2019. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $2.9 million, or $1.24 per diluted share, for the quarter ended December 31, 2018 compared to net income of $3.4 million, or $1.44 per diluted share, for the quarter ended December 31, 2017. Net income for the quarter ended December 31, 2018 was negatively impacted by interest expense of $245,000, net of taxes, related to the Company’s issuance of $20.0 million of subordinated debt in September 2018, which amounted to $0.10 per diluted share for the quarter.

Net interest income increased $1.5 million, or 18.9%, to $9.6 million for the quarter ended December 31, 2018 as compared to the same quarter in 2017. The improved net interest income performance is due to a $2.4 million increase in interest income, which was partially offset by an $852,000 increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $130.5 million, from $859.3 million for 2017 to $989.8 million for 2018, and an increase in the weighted average tax-equivalent yield, from 4.52% for 2017 to 4.88% for 2018. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $67.8 million, from $709.3 million for 2017 to $777.1 million for 2018, and an increase in the average cost of interest-bearing liabilities, from 0.77% for 2017 to 1.15% for 2018. Increases for the 2018 quarter related to subordinated debt included interest expense of $322,000, including amortization of debt issuance costs, and $19.7 million in the average balance of interest-bearing liabilities, including debt issuance costs. The increase in the average cost of interest-bearing liabilities for the 2018 quarter was due primarily to the subordinated debt’s average cost of 6.55%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $315,000 in provision for loan losses for the quarter ended December 31, 2018, compared to $462,000 of provision for loan losses recognized in the same quarter in 2017. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $335,000, from $4.3 million at September 30, 2018 to $4.6 million at December 31, 2018. The Company recognized net charge-offs of $18,000 for the quarter ended December 31, 2018 compared to $43,000 for the same quarter in 2017.

Noninterest income increased $2.9 million for the quarter ended December 31, 2018 as compared to the same quarter in 2017. The increase was due primarily to an increase in mortgage banking income of $3.2 million, which was partially offset by a decrease in the net gain on sale of loans guaranteed by the U.S. Small Business Administration (“SBA”) of $575,000. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. The Bank’s SBA lending activities are performed under Q2 Business Capital, LLC (“Q2”), which specializes in the origination and servicing of SBA loans and of which the Bank owns 51% with the option to purchase the minority interest in September 2020. Despite the 51% ownership by the Bank, gross revenues and expenses related to Q2 are reported in the consolidated income statements and the net income attributable to noncontrolling interests is then subtracted to arrive at net income attributable to the Company. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Income Statement Information” table at the end of this release.

Noninterest expense increased $5.0 million for the quarter ended December 31, 2018 as compared to the same quarter in 2017. The increase was due primarily to increases in compensation and benefits, occupancy and equipment, and other operating expenses of $3.2 million, $583,000 and $677,000, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are primarily related to the new mortgage banking activities. The increase in other operating expenses is primarily due to increases in loan expense related to the mortgage banking activities and insurance reserves and claims related to the Company’s captive insurance subsidiary.

The Company recognized income tax expense of $522,000 for the quarter ended December 31, 2018, for an effective tax rate of 14.4%, as compared to income tax expense of $622,000, for an effective tax rate of 15.1%, for the same quarter in 2017.

Comparison of Financial Condition at December 31, 2018 and September 30, 2018

Total assets increased $39.6 million, from $1.03 billion at September 30, 2018 to $1.07 billion at December 31, 2018. Net loans increased $29.8 million due primarily to continued growth in the commercial real estate and SBA loan portfolios. Total deposits increased $21.0 million due to a $19.6 million increase in interest-bearing deposit accounts and a $1.4 million increase in noninterest-bearing deposit accounts. Borrowings from the Federal Home Loan Bank increased $17.0 million.

Common stockholders’ equity increased $4.2 million, from $98.8 million at September 30, 2018 to $103.0 million at December 31, 2018, due primarily to retained net income of $2.6 million and net unrealized gains of $1.4 million on the available for sale securities portfolio. At December 31, 2018 and September 30, 2018, the Company and Bank were considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has sixteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Leavenworth, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended
	December 31,
OPERATING DATA:	2018	2017
(In thousands, except share and per share data)

Total interest income	$11,801	$9,426
Total interest expense	2,225	1,373

Net interest income	9,576	8,053
Provision for loan losses	315	462

Net interest income after provision for loan losses	9,261	7,591

Total noninterest income	5,781	2,906
Total noninterest expense	11,416	6,382

Income before income taxes	3,626	4,115
Income tax expense	522	622

Net income	3,104	3,493

Less: Net income attributable to noncontrolling interest	173	87

Net income attributable to the Company	$2,931	$3,406

Net income per share, basic	$1.28	$1.53
Weighted average shares outstanding, basic	2,284,665	2,228,256

Net income per share, diluted	$1.24	$1.44
Weighted average shares outstanding, diluted	2,371,480	2,358,935

	December 31,	September 30,	Increase
FINANCIAL CONDITION DATA:	2018	2018	(Decrease)
(In thousands, except per share data)

Total assets	$1,073,989	$1,034,406	$39,583
Cash and cash equivalents	36,344	42,274	(5,930)
Investment securities	188,830	186,980	1,850
Loans held for sale	37,952	32,125	5,827
Gross loans	743,681	713,594	30,087
Allowance for loan losses	9,620	9,323	297
Interest earning assets	998,850	963,581	35,269
Goodwill	9,848	9,848	-
Core deposit intangibles	1,601	1,727	(126)
Noninterest-bearing deposits	169,062	167,705	1,357
Interest-bearing deposits	663,011	643,407	19,604
FHLB borrowings	107,019	90,000	17,019
Total liabilities	969,428	934,161	35,267
Stockholders' equity, net of noncontrolling interests	102,968	98,813	4,155

Book value per share	$44.68	$43.11	$1.57
Tangible book value per share (1)	39.72	38.06	1.65

Non-performing assets:
Nonaccrual loans	$4,551	$4,182	$369
Accruing loans past due 90 days	57	91	(34)
Total non-performing loans	4,608	4,273	335
Foreclosed real estate	232	103	129
Troubled debt restructurings classified as performing loans	8,855	9,145	(290)
Other nonperforming assets	-	-	-
Total non-performing assets	$13,695	$13,521	$174

Asset quality ratios:
Allowance for loan losses as a percent of
total gross loans	1.29%	1.31%	(0.01)%
Allowance for loan losses as a percent of
nonperforming loans	208.77%	218.18%	(9.42)%
Nonperforming loans as a percent of total gross loans	0.62%	0.60%	0.02%
Nonperforming assets as a percent of total assets	1.28%	1.31%	(0.03)%

(1) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES:

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended
	December 31,
Net Income	2018	2017
(In thousands)

Net income attributable to the Company (Non-GAAP)	$2,931	$3,367
Less: Merger-related expenses, net of tax effect	-	(83)
Less: Effect of adjustment to deferred taxes due to tax law change	-	122
Net income attributable to the Company (GAAP)	$2,931	$3,406

	Three Months Ended
	December 31,
Net Income per Share, Diluted	2018	2017

Net income per share, diluted (non-GAAP)	$1.24	$1.43
Less: Merger-related expenses, net of tax effect	-	(0.04)
Less: Effect of adjustment to deferred taxes due to tax law change	-	0.05
Net income per share, diluted (GAAP)	$1.24	$1.44

	Three Months Ended
	December 31,
Efficiency Ratio	2018	2017
(In thousands)

Noninterest expense (GAAP)	$11,416	$6,382

Net interest income (GAAP)	9,576	8,053

Noninterest income (GAAP)	5,781	2,906

Efficiency ratio (GAAP)	74.34%	58.24%

Noninterest expense (GAAP)	$11,416	$6,382
Less: Merger-related expenses	-	(110)
Noninterest expense (Non-GAAP)	11,416	6,272

Net interest income (GAAP)	9,576	8,053

Noninterest income (GAAP)	5,781	2,906

Efficiency ratio (excluding nonrecurring items) (Non-GAAP)	74.34%	57.23%

	December 31,	September 30,
Tangible Book Value Per Share:	2018	2018
(In thousands, except share and per share data)

Stockholders' equity (GAAP)	$102,968	$98,813
Less: goodwill and core deposit intangibles	(11,449)	(11,575)
Tangible equity (Non-GAAP)	91,519	87,238

Shares outstanding	2,304,310	2,292,021

Tangible book value per share (Non-GAAP)	$39.72	$38.06

Book value per share (GAAP)	$44.68	$43.11

SUMMARIZED FINANCIAL INFORMATION:

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
Summarized Consolidated Balance Sheets	2018	2018	2018	2018	2017
(In thousands, except share data)

Total cash and cash equivalents	$36,344	$42,274	$38,002	$39,030	$39,031
Total investment securities	188,830	186,980	210,758	198,206	185,977
Total loans, net of allowance for loan losses	734,061	704,271	693,858	682,441	616,993
Total assets	1,073,989	1,034,406	1,035,346	1,008,554	930,152

Total deposits	832,073	811,112	834,754	758,787	675,449
Total borrowings from the Federal Home Loan Bank	107,019	90,000	90,000	144,223	150,000

Total Company Stockholders' Equity	102,968	98,813	97,640	95,164	95,320
Noncontrolling interests in subsidiary	1,593	1,432	1,229	663	87
Total Equity	104,561	100,245	98,869	95,827	95,407

Outstanding common shares	2,304,310	2,292,021	2,292,021	2,279,021	2,251,539

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Summarized Consolidated Statements of Income	2018	2018	2018	2018	2017
(In thousands, except per share data)

Total interest income	$11,801	$11,381	$11,206	$10,146	$9,426
Total interest expense	2,225	1,842	1,699	1,423	1,373
Net interest income	9,576	9,539	9,507	8,723	8,053
Provision for loan losses	315	254	266	371	462
Net interest income after provision for loan losses	9,261	9,285	9,241	8,352	7,591

Total noninterest income	5,781	4,568	3,254	2,567	2,906
Total noninterest expense	11,416	10,143	8,122	8,359	6,382
Income before income taxes	3,626	3,710	4,373	2,560	4,115
Income tax expense	522	766	696	338	622
Net income	3,104	2,944	3,677	2,222	3,493
Less: net income attributable to noncontrolling interests	173	200	571	576	87
Net Income Attributable to the Company	$2,931	$2,744	$3,106	$1,646	$3,406

Basic Earnings Per Share	$1.28	$1.20	$1.37	$0.73	$1.53
Weighted Average Shares Outstanding - Basic	2,284,665	2,277,709	2,274,951	2,251,425	2,228,256

Diluted Earnings Per Share	$1.24	$1.15	$1.31	$0.69	$1.44
Weighted Average Shares Outstanding - Diluted	2,371,480	2,379,520	2,378,839	2,370,260	2,358,935

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Performance Ratios (annualized)	2018	2018	2018	2018	2017
Return on average assets	1.11%	1.06%	1.21%	0.68%	1.49%
Return on average equity	11.82%	11.16%	13.02%	6.83%	14.58%
Return on average common stockholders' equity	11.82%	11.16%	13.02%	6.83%	14.58%
Net interest margin (tax equivalent)	3.98%	4.04%	4.05%	3.97%	3.88%
Efficiency ratio	74.34%	71.90%	63.65%	74.04%	58.24%

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Asset Quality Ratios	2018	2018	2018	2018	2017
Nonperforming loans as a percentage of total loans	0.62%	0.60%	0.50%	0.41%	0.47%
Nonperforming assets as a percentage of total assets	1.28%	1.31%	1.25%	1.24%	1.38%
Allowance for loan losses as a percentage of total loans	1.29%	1.31%	1.28%	1.28%	1.36%
Allowance for loan losses as a percentage of nonperforming loans	208.77%	218.18%	255.12%	309.39%	286.47%
Net charge-offs (recoveries) to average outstanding loans	0.00%	(0.01)%	0.01%	0.00%	0.01%

SUMMARIZED FINANCIAL INFORMATION (CONTINUED):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Segmented Income Statement Information	2018	2018	2018	2018	2017
(In thousands, except per share data)

Noninterest income - Core Banking	$1,380	$1,735	$1,508	$947	$1,287
Noninterest income - SBA Lending (Q2)	1,137	875	1,697	1,620	1,619
Noninterest income - Mortgage Banking	3,264	1,958	49	-	-
Total noninterest income	$5,781	$4,568	$3,254	$2,567	$2,906

Noninterest expense - Core Banking	$6,586	$6,771	$6,333	$7,288	$5,310
Noninterest expense - SBA Lending (Q2)	1,362	1,162	1,127	1,071	1,072
Noninterest expense - Mortgage Banking	3,468	2,210	662	-	-
Total noninterest expense	$11,416	$10,143	$8,122	$8,359	$6,382

Income before income taxes - Core Banking	$3,324	$3,453	$3,820	$1,385	$3,897
Income before income taxes - SBA Lending (Q2)	352	409	1,166	1,175	218
Income (loss) before income taxes - Mortgage Banking	(50)	(152)	(613)	-	-
Total income before income taxes	$3,626	$3,710	$4,373	$2,560	$4,115

Income tax expense - Core Banking	$490	$750	$702	$167	$590
Income tax expense - SBA Lending (Q2)	45	59	169	171	32
Income tax expense (benefit) - Mortgage Banking	(13)	(43)	(175)	-	-
Total income tax expense	$522	$766	$696	$338	$622

Net income - Core Banking	$2,834	$2,703	$3,118	$1,218	$3,307
Net income - SBA Lending (Q2)	307	350	997	1,004	186
Net income (loss) - Mortgage Banking	(37)	(109)	(438)	-	-
Total net income	$3,104	$2,944	$3,677	$2,222	$3,493

Net income attributable to the Company - Core Banking	$2,834	$2,703	$3,118	$1,218	$3,307
Net income attributable to the Company - SBA Lending (Q2)	134	150	426	428	99
Net income (loss) attributable to the Company - Mortgage Banking	(37)	(109)	(438)	-	-
Total net income attributable to the Company	$2,931	$2,744	$3,106	$1,646	$3,406

Basic EPS - Core Banking	$1.24	$1.18	$1.37	$0.54	$1.49
Basic EPS - SBA Lending (Q2)	0.06	0.07	0.19	0.19	0.04
Basic EPS - Mortgage Banking	(0.02)	(0.05)	(0.19)	0.00	0.00
Total Basic EPS	$1.28	$1.20	$1.37	$0.73	$1.53

Diluted EPS - Core Banking	$1.20	$1.14	$1.31	$0.51	$1.40
Diluted EPS - SBA Lending (Q2)	0.06	0.06	0.18	0.18	0.04
Diluted EPS - Mortgage Banking	(0.02)	(0.05)	(0.18)	-	-
Total Diluted EPS	$1.24	$1.15	$1.31	$0.69	$1.44

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
SBA Lending (Q2) Data	2018	2018	2018	2018	2017
(In thousands, except percentage data)

Final funded loans unguaranteed portion held for investment, SBA	$3,436	$3,213	$4,302	$5,798	$5,208
Final funded loans guaranteed portion sold, SBA	12,943	12,109	17,631	19,741	18,326
Total final funded loans, SBA	$16,379	$15,322	$21,933	$25,539	$23,534

Gross gain on sales of loans, SBA	$1,203	$1,246	$2,025	$2,148	$2,159
Weighted average gross gain on sales of loans, SBA	9.29%	10.29%	11.49%	10.88%	11.78%

Net gain on sales of loans, SBA (2)	$964	$907	$1,557	$1,489	$1,539
Weighted average net gain on sales of loans, SBA	7.45%	7.49%	8.83%	7.54%	8.40%

(2) Net of commissions, referral fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets

SUMMARIZED FINANCIAL INFORMATION (CONTINUED):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Summarized Consolidated Average Balance Sheets	2018	2018	2018	2018	2017
(In thousands)

Interest-earning assets:
Average balances:
Interest-bearing deposits with banks	$30,271	$26,716	$30,967	$28,318	$29,463
Loans	763,637	745,078	723,427	683,865	642,130
Investment securities	156,570	157,834	163,610	153,636	144,049
Agency mortgage-backed securities	29,133	37,393	42,624	35,421	35,759
FRB and FHLB stock	10,171	9,621	9,621	9,569	7,934
Total interest-earning assets	$989,782	$976,642	$970,249	$910,809	$859,335

Interest income (taxable equivalent basis):
Interest-bearing deposits with banks	$153	$138	$112	$116	$71
Loans	9,828	9,349	8,885	8,192	7,702
Investment securities	1,783	1,822	2,123	1,765	1,624
Agency mortgage-backed securities	193	274	297	235	214
FRB and FHLB stock	121	119	107	149	90
Total interest-earning assets	$12,078	$11,702	$11,524	$10,457	$9,701

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	2.02%	2.07%	1.45%	1.64%	0.96%
Loans	5.15%	5.02%	4.91%	4.79%	4.80%
Investment securities	4.56%	4.62%	5.19%	4.60%	4.51%
Agency mortgage-backed securities	2.65%	2.93%	2.79%	2.65%	2.39%
FRB and FHLB stock	4.76%	4.95%	4.45%	6.23%	4.54%
Total interest-earning assets	4.88%	4.79%	4.75%	4.59%	4.52%

Interest-bearing liabilities:
Average balances:
Interest-bearing deposits	$651,060	$664,526	$653,119	$581,861	$578,721
Repurchase agreements	1,352	1,351	1,350	1,349	1,348
Borrowings from Federal Home Loan Bank	104,999	99,614	111,036	149,680	129,280
Other borrowings	19,667	2,352	-	-	-
Total interest-bearing liabilities	$777,078	$767,843	$765,505	$732,890	$709,349

Interest expense:
Interest-bearing deposits	$1,424	$1,389	$1,222	$807	$862
Repurchase agreements	1	1	1	1	1
Borrowings from Federal Home Loan Bank	478	420	476	615	510
Other borrowings	322	33	-	-	-
Total interest-bearing liabilities	$2,225	$1,843	$1,699	$1,423	$1,373

Weighted average cost (annualized):
Interest-bearing deposits	0.87%	0.84%	0.75%	0.55%	0.60%
Repurchase agreements	0.30%	0.30%	0.30%	0.30%	0.30%
Borrowings from Federal Home Loan Bank	1.82%	1.69%	1.71%	1.64%	1.58%
Other borrowings	6.55%	5.61%	0.00%	0.00%	0.00%
Total interest-bearing liabilities	1.15%	0.96%	0.89%	0.78%	0.77%

Interest rate spread	3.73%	3.83%	3.86%	3.81%	3.75%

Net interest margin	3.98%	4.04%	4.05%	3.97%	3.88%